UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2023

CHIMERA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-33796
(Commission File Number)

Maryland	26-0630461
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Suite 2400
New York, New York 10111
(Address of principal executive offices, including zip code)

(818) 895-6557
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CKIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e): Entry into new employment agreements, performance share unit agreements and restricted stock unit agreements with executive officers

Employment Agreements

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Chimera Investment Corporation (the “Company”) engaged a compensation consultant to assist in the design of a new compensation program for the Company’s executive officers.  As a result of this redesign, the Company has entered into new employment agreements with Phillip J. Kardis, II, Choudhary Yarlagadda, Subramaniam Viswanathan and Dan Sudhanshu Thakkar (collectively, the “Executive Officers”).  The new employment agreements, which are dated March 24, 2023 and effective as of January 1, 2023 (the “Effective Date”), supersede in their entirety the Executive Officers’ existing employment agreements.

Continuation of Phillip J. Kardis, II as Chief Executive Officer

The Company entered into an employment agreement with Phillip J. Kardis, II, dated March 24, 2023 (the “Kardis Employment Agreement”), pursuant to which Mr. Kardis will continue to be employed as the Chief Executive Officer of the Company.  In this position, Mr. Kardis will report directly to the Company’s Board of Directors.

A summary of the material terms of the Kardis Employment Agreement is as follows:

Term: Mr. Kardis’s term of employment under the Kardis Employment Agreement (the “Term”) will commence on the Effective Date and continue until December 31, 2023, and will be extended for an additional one-year period on December 31, 2023 and on each subsequent anniversary thereof, unless either party provides written notice of nonrenewal to the other party at least 90 days prior to the renewal date.  In addition, the Term will be extended until the first December 31 that coincides with, or follows, the second anniversary of any change in control of the Company that occurs during the Term.

Salary: Mr. Kardis will receive a base salary of not less than $850,000 per annum.

Annual Bonus: For each calendar year during the Term, Mr. Kardis will be eligible to receive an annual cash bonus with a target of $1,750,000 and a maximum of 200% of such target.  The annual bonus for 2023 will be (i) 35% based on the Company’s relative return on equity (“ROE”), which is calculated as the Company’s ROE compared to the ROE of companies in the iShares Mortgage Real Estate ETF (“Peer Group”) for the period from October 1, 2022 through September 30, 2023 (the “Annual Bonus Measurement Period”), provided that if the Company’s absolute ROE for the Annual Bonus Measurement Period is at or below zero, achievement of the relative ROE metric shall be deemed to not exceed 100%; (ii) 35% based on the Company’s relative total shareholder return (“TSR”), which is calculated as the Company’s TSR compared to the TSR of companies in the Peer Group for the Annual Bonus Measurement Period, provided that if the Company’s absolute TSR for the Annual Bonus Measurement Period is at or below zero, achievement of the relative TSR metric shall be deemed to not exceed 100%; and (iii) 30% based on achievement of individual or strategic objectives for the 2023 calendar year, as determined by the Compensation Committee.  Mr. Kardis generally must remain employed by the Company through December 31, 2023 to receive payment of the 2023 annual bonus.  The metrics and other terms for annual bonuses for subsequent years will be determined by the Compensation Committee.

Long-Term Incentive Compensation: For each calendar year during the Term, Mr. Kardis will be granted long-term incentive compensation under the Company’s current equity compensation plan with a target value of $2,800,000.  The terms applicable to the 2023 long-term incentive compensation awards are described below under “Long-Term Incentive Compensation Awards.”  The metrics and other terms for long-term incentive compensation for subsequent years will be determined by the Compensation Committee.

Termination/Severance: The Company may terminate Mr. Kardis’s employment without Cause or for Disability (each as defined in the Kardis Employment Agreement) and Mr. Kardis may terminate his employment with or without Good Reason (as defined in the Kardis Employment Agreement), in each case, with 90 days’ written notice.  The Company may terminate Mr. Kardis’s employment at any time for Cause, in which case Mr. Kardis would be entitled to receive only the accrued compensation obligations.

Subject to his execution of a release of claims and his continued compliance with all applicable restrictive covenants, Mr. Kardis will be entitled to the following severance payments and benefits upon termination of employment under the circumstances described below:

1.
Termination without Cause / for Good Reason (other than due to death or Disability or in connection with a change in control).  If Mr. Kardis’s employment is terminated by the Company without Cause or by Mr. Kardis for Good Reason (other than due to death or Disability, and other than in connection with a change in control of the Company as described below), Mr. Kardis will be entitled to: (i) a severance payment equal to 1.0 times his then-current base salary, plus 1.0 times the greater of (x) his target cash bonus or (y) the average of the annual cash bonuses awarded for the three most recent calendar years ending on or before his termination date (“Average Cash Bonus”), payable in 12 equal monthly installments; (ii) 12 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards; (iv) continued vesting of PSUs (as defined below) and any other performance-based awards, based on performance; (v) a pro-rata annual bonus for the year of termination; and (vi) any earned but unpaid annual bonus for the year prior to the year of termination.

2.
Termination without Cause / for Good Reason (in connection with a change in control).  If Mr. Kardis’s employment is terminated by the Company other than for Cause or Disability within six months before or 24 months after a change in control of the Company, or by Mr. Kardis for Good Reason within 24 months after a change in control of the Company, Mr. Kardis will be entitled to (i) a payment equal to 2.0 times his then-current base salary, plus 2.0 times the greater of his (x) target cash bonus or (y) his Average Cash Bonus, which shall generally be paid in a lump sum; (ii) 18 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards; (iv) continued vesting of PSUs and any other performance-based awards, based on performance; (v) a pro-rata annual bonus for the year of termination; and (vi) any earned but unpaid annual bonus for the year prior to the year of termination.

3.
Termination due to death or Disability.  In the event of termination of Mr. Kardis’s employment due to his death or Disability, Mr. Kardis (or his estate) will be entitled to (i) if such termination is due to Disability and occurs during the Term, 18 months of Company-paid COBRA premiums; (ii) accelerated vesting of time-based equity awards; (iii) continued vesting of PSUs and other performance-vesting awards, based on performance; (iv) a pro-rata annual bonus for the year of termination; and (v) any earned but unpaid annual bonus for the year prior to the year of termination.

4.
Termination after expiration of the Term following notice of nonrenewal by the Company.  If (A) the Company provides written notice of nonrenewal of the Term (other than for Cause), and (B) Mr. Kardis’s employment is terminated (other than for death or Disability) by the Company without Cause after the last day of the Term, then Mr. Kardis will be entitled to (i) a cash severance amount equal to 12 months of his then-current base salary, which is generally payable in 12 equal monthly installments; (ii) accelerated vesting of time-based equity awards; (iii) continued vesting of PSUs and other performance-vesting awards, based on performance; (iv) a pro-rata annual bonus for the year of termination; and (v) any earned but unpaid annual bonus for the year prior to the year of termination.

Separately, if (A) the Company provides written notice of nonrenewal of the Term (other than for Cause), (B) the Company does not offer Mr. Kardis a successor employment agreement that is substantially equivalent to, or more favorable than, the Kardis Employment Agreement (viewed in the aggregate) at least 10 days before the last day of the Term, and (C) Mr. Kardis provides written notice of his resignation no later than the seventh day after the last day of the Term (and the Company fails to cure within 30 days thereafter), then Mr. Kardis will be entitled to (i) accelerated vesting of time-based equity awards; (ii) continued vesting of PSUs and other performance-vesting awards, based on performance; (iii) a pro-rata annual bonus for the year of termination; and (iv) any earned but unpaid annual bonus for the year prior to the year of termination.

5.
Qualifying Retirement.  If Mr. Kardis terminates his employment with the Company (with or without Good Reason) or the Company terminates his employment without Cause, in each case, at any time after Mr. Kardis has attained age 55 and the sum of his age plus his years of service with the Company and its predecessors equals or exceeds 65 as of the termination date, and he has at least five years of service as of the termination date, then the Company will provide (without duplication and without limiting the severance payments and benefits described above, if applicable) (i) accelerated vesting of time-based equity awards; (ii) continued vesting of PSUs and other performance-vesting awards, based on performance; (iii) a pro-rata annual bonus for the year of termination; and (iv) any earned but unpaid annual bonus for the year prior to the year of termination.

Restrictive Covenants: Mr. Kardis is subject to customary non-solicitation and non-competition covenants during his employment and for 12 months post-employment, and is also bound by customary non-disparagement and confidentiality restrictions.

Stock Ownership Requirements and Clawback Policy: Mr. Kardis is subject to the Company’s stock ownership guidelines and, unless otherwise provided therein, is required to own stock of the Company (including restricted stock, restricted stock units and deferred stock units) exceeding five times his annual base salary during employment and shall not be permitted to transfer stock received on the vesting of equity awards for six months after his termination of employment, unless he otherwise maintains such stock ownership level during such six-month period.  All bonuses, equity compensation and other incentive compensation paid by the Company to Mr. Kardis will be subject to any clawback policy of the Company applying to senior executives of the Company generally.

Continuation of Choudhary Yarlagadda as President, Chief Operating Officer and Co-Chief Investment Officer

The Company entered into an employment agreement with Choudhary Yarlagadda, dated March 24, 2023 (the “Yarlagadda Employment Agreement”), pursuant to which Mr. Yarlagadda will continue to be employed as the President, Chief Operating Officer and Co-Chief Investment Officer of the Company.  In this position, Mr. Yarlagadda will continue to report directly to the Company’s Chief Executive Officer.

A summary of the material terms of the Yarlagadda Employment Agreement are as follows:

Term: The term of employment is the same as under the Kardis Employment Agreement.

Salary: Mr. Yarlagadda will receive a base salary of not less than $800,000 per annum.

Annual Bonus: Mr. Yarlagadda will receive an annual cash bonus on the same terms as under the Kardis Employment Agreement, except that his annual bonus target is $1,600,000.

Long-Term Incentive Compensation: Mr. Yarlagadda will be granted long-term incentive compensation with a target amount of $2,400,000 on the same terms as under the Kardis Employment Agreement.

Termination/Severance: The termination and severance provisions are the same as under the Kardis Employment Agreement, except that, if Mr. Yarlagadda’s employment is terminated by the Company other than for Cause or Disability within six months before or 24 months after a change in control of the Company, or by Mr. Yarlagadda for Good Reason within 24 months after a change in control of the Company, Mr. Yarlagadda will be entitled to (i) a payment equal to 2.25 times his then-current base salary, plus 2.25 times the greater of his (x) target cash bonus or (y) his Average Cash Bonus, which shall generally be paid in a lump sum; (ii) 18 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards; (iv) continued vesting of PSUs and any other performance-based awards, based on performance; (v) a pro-rata annual bonus for the year of termination; and (vi) any earned but unpaid annual bonus for the year prior to the year of termination.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Kardis Employment Agreement.

Stock Ownership Requirements and Clawback Policy: Mr. Yarlagadda is subject to the same stock ownership requirements and clawback polices as Mr. Kardis (except that his ownership requirement is ownership exceeding three times his annual base salary).

Continuation of Subramaniam Viswanathan as Chief Financial Officer

The Company entered into an employment agreement with Subramaniam Viswanathan, dated March 24, 2023 (the “Viswanathan Employment Agreement”), pursuant to which Mr. Viswanathan will continue to be employed as the Chief Financial Officer of the Company.  In this position, Mr. Viswanathan will continue to report directly to the Company’s Chief Executive Officer.

A summary of the material terms of the Viswanathan Employment Agreement are as follows:

Term: The term of employment is the same as under the Kardis Employment Agreement.

Salary: Mr. Viswanathan will receive a base salary of not less than $700,000 per annum.

Annual Bonus: Mr. Viswanathan will receive an annual cash bonus with a target of $750,000 on the same terms as under the Kardis Employment Agreement.

Long-Term Incentive Compensation: Mr. Viswanathan will be granted long-term incentive compensation with a target amount of $1,300,000 on the same terms as under the Kardis Employment Agreement.

Termination/Severance: The termination and severance provisions are the same as under the Kardis Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Kardis Employment Agreement.

Stock Ownership Requirements and Clawback Policy: Mr. Viswanathan is subject to the same stock ownership requirements and clawback polices as Mr. Yarlagadda.

Continuation of Dan Sudhanshu Thakkar as Co-Chief Investment Officer

The Company entered into an employment agreement with Dan Sudhanshu Thakkar, dated March 24, 2023 (the “Thakkar Employment Agreement”), pursuant to which Mr. Thakkar will continue to be employed as the Co-Chief Investment Officer of the Company.  In this position, Mr. Thakkar will continue to report directly to the Company’s Chief Executive Officer.

A summary of the material terms of the Thakkar Employment Agreement are as follows:

Term: The term of employment is the same as under the Kardis Employment Agreement.

Salary: Mr. Thakkar will receive a base salary of no less than $500,000 per annum.

Annual Bonus: Mr. Thakkar will receive an annual cash bonus with a target amount of $500,000 on the same terms as under the Kardis Employment Agreement.

Long-Term Incentive Compensation: Mr. Thakkar will be granted long-term incentive compensation with a target amount of $1,000,000 on the same terms as under the Kardis Employment Agreement.

Termination/Severance: The termination and severance provisions are the same as under the Kardis Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Kardis Employment Agreement.

Stock Ownership Requirements and Clawback Policy: Mr. Thakkar is subject to the same stock ownership requirements and clawback polices as Mr. Yarlagadda.

The foregoing descriptions of the Kardis Employment Agreement, the Yarlagadda Employment Agreement, the Viswanathan Employment Agreement and the Thakkar Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Long-Term Incentive Compensation Awards

As set forth in the Kardis Employment Agreement, the Yarlagadda Employment Agreement, the Viswanathan Employment Agreement and the Thakkar Employment Agreement (collectively, the “Employment Agreements”), on March 27, 2023, the Company granted awards of restricted stock units (“RSUs”) and performance share units (“PSUs”) payable in shares of common stock of the Company under the Chimera Investment Corporation 2007 Equity Incentive Plan, as amended and restated on December 10, 2015 and as may be further amended from time to time (the “Plan”), to each of the Executive Officers.  As provided in the Employment Agreements, the number of RSUs, and the target number of PSUs, for each Executive Officer were determined by dividing the applicable dollar amount of the Executive Officer’s target long-term incentive compensation amount by the volume weighted average closing price for the Company’s common stock for the 20 consecutive trading days ending on December 30, 2022 (i.e., $6.1975 per share).  Accordingly, Mr. Kardis received 225,898 RSUs and a target of 225,898 PSUs, Mr. Yarlagadda received 193,626 RSUs and a target of 193,626 PSUs, Mr. Viswanathan received 104,881 RSUs and a target of 104,881 PSUs, and Mr. Thakker received 80,678 RSUs and a target of 80,678 PSUs.  The terms governing such RSU awards and PSU awards are set forth in a Restricted Stock Unit Award Agreement or a Performance Share Unit Agreement, respectively (each, an “Award Agreement”).

The RSU awards vest in equal annual installments on each of December 31, 2023, December 31, 2024 and December 31, 2025, provided generally that the Executive Officer remains employed by the Company through the applicable vesting date (except as otherwise provided in the applicable Employment Agreement as described above).

Subject to the Executive Officer’s continuing employment through December 31, 2025 (except as otherwise provided in the applicable Employment Agreement or Award Agreement or the Plan), between 0% and 200% of the target PSUs will vest as of December 31, 2025, based on achievement of certain performance metrics tied to economic return or TSR for the period beginning October 1, 2022 and ending September 30, 2025 (the “LTI Measurement Period”).  Of such PSUs, (i) 50% will be subject to performance-vesting terms tied to the Company’s economic return relative to the Peer Group for the LTI Measurement Period, provided that if the Company’s absolute economic return for the LTI Measurement Period is at or below zero, achievement of the relative economic return metric shall be deemed to not exceed 100%, and (ii) 50% will be subject to performance-vesting terms tied to the Company’s TSR relative to the Peer Group for the LTI Measurement Period, provided that if the Company’s absolute TSR for the LTI Measurement Period is at or below zero, achievement of the relative TSR metric shall be deemed to not exceed 100%.  Upon a change in control of the Company, (i) the percentage of the target PSUs that would have vested based on actual performance for the period from October 1, 2022 through the end of the most recent fiscal quarter prior to such change in control for which data is available (or September 30, 2025, if earlier) will be eligible to vest on December 31, 2025, subject to the Executive Officer’s continuing employment with the Company through December 31, 2025 (except as otherwise provided in the Executive Officer’s Employment Agreement), and (ii) any portion of the target PSUs that would not have vested in accordance with clause (i) above will be forfeited for no consideration as of such change in control.

Dividend equivalents will accrue on the RSUs and PSUs when dividends are paid to the Company’s shareholders and will be paid to the extent the underlying RSUs and PSUs vest.

The foregoing descriptions of the Restricted Stock Unit Award Agreement and the Performance Share Unit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date:	March 29, 2023	By:	/s/ Subramaniam Viswanathan
Subramaniam Viswanathan
Chief Financial Officer